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                                                                Exhibit 25
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM T-1


             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)___

                                   ---------

                    MANUFACTURERS AND TRADERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                   NEW YORK                         16-0538020
        (Jurisdiction of incorporation           (I.R.S. employer
   or organization if not a national bank)      identification No.)

                One M&T Plaza
              Buffalo, New York                     14240-2399
(Address of principal executive offices)            (Zip Code)

                                   ---------

                           TELEX COMMUNICATIONS, INC.
              (Exact name of obligor as specified in its charter)

              DELAWARE                             13-3521030
  (State or other jurisdiction of               (I.R.S. employer
    incorporation or organization)             identification No.)

      9600 Aldrich Avenue South
       Bloomington, Minnesota                          55420
(Address of principal executive offices)            (Zip Code)

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                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2007

                        (Title of indenture securities)

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ITEM 1. GENERAL INFORMATION

        Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

        Superintendent of Banks of the State of New York, 2 World Trade Center, New York, NY 10047 and Albany, NY 12203.

        Federal Reserve Bank of New York, 33 Liberty Street, New York, NY
        10045.

        Federal Deposit Insurance Corporation, Washington, D.C. 20429.

   (b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH OBLIGOR

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

[Items 3 through 15 omitted pursuant to General Instructions B to Form T-1]

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Item 16.    List of Exhibits

            Exhibit A.  Organization Certificate of the Trustee as now in
                        effect (incorporated herein by reference to Exhibit 1, Form T-1, Registration Statement No. 33-7309).

            Exhibit B.  Certificate of Authority of the Trustee to commence business (incorporated herein by reference to Exhibit 2, Form T-1, Registration Statement No. 33-7309).

            Exhibit C.  Authorization of the Trustee to exercise corporate trust powers (incorporated herein by reference to Exhibit 3, Form T-1, Registration Statement No. 33-7309).

            Exhibit D.  Existing By-Laws of the Trustee (incorporated herein by reference to Exhibit 4, Form T-1, Registration Statement No. 33-7309).

            Exhibit E.  Not Applicable.

            Exhibit F.  Consent of the Trustee (incorporated herein by reference to Exhibit 6, Form T-1, Registration Statement No. 33-7309).

            Exhibit G.  Report of Condition of the Trustee.*

            Exhibit H.  Not Applicable.

            Exhibit I.  Not Applicable.

___________________________
* Filed Herewith


                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Manufacturers and Traders Trust Company, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Buffalo, and State of New York, on the 1st day of July, 1997.

                                MANUFACTURERS AND TRADERS TRUST COMPANY

                                By:  /s/ RUSSELL T. WHITLEY
                                    ----------------------------------------
                                         Russell T. Whitley
                                         Assistant Vice President

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
Legal Title of Bank:  MANUFACTURERS AND TRADERS TRUST COMPANY                       CALL DATE:   3/31/97  ST-DK: 36-1300  FFIEC 031
Address:              ONE M&T PLAZA                                                                                       Page RC-1
City, State   Zip:    BUFFALO, NY  14203-2399
FDIC Certificate No.: 00588
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
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
__________

                                                                                                             ----------
                                                                                                               C400
                                                                                                  ------------ -------
                                                                     Dollar Amounts in Thousands  RCFD  Bil   Mil Thou
------------------------------------------------------------------------------------------------- --------------------

ASSETS                                                                                            //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):                      //////////////////
    a. Noninterest-bearing balances and currency and coin(1) ...................................  0081       375,823   1.a.
    b. Interest-bearing balances(2) ............................................................  0071        45,937   1.b.
 2. Securities:                                                                                   //////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A) ..............................  1754        71,352   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ............................  1773     1,445,595   2.b.
 3. Federal funds sold and securities purchased under agreements to resell .....................  1350        20,926   3.
 4. Loans and lease financing receivables:                            --------------------------  //////////////////
    a. Loans and leases, net of unearned income (from Schedule RC-C)..  RCFD 3122    9,078,160    //////////////////   4.a.
    b. LESS: Allowance for loan and lease losses .....................  RCFD 3123      242,227    //////////////////   4.b.
    c. LESS: Allocated transfer risk reserve .........................  RCFD 3128            0    //////////////////   4.c.
                                                                      --------------------------
    d. Loans and leases, net of unearned income,                                                  //////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................  2125     8,835,933   4.d.
 5. Trading assets (from Schedule RC-D) ........................................................  3545        56,040   5.
 6. Premises and fixed assets (including capitalized leases) ...................................  2145       122,627   6.
 7. Other real estate owned (from Schedule RC-M) ...............................................  2150         6,742   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ...  2130             0   8.
 9. Customers' liability to this bank on acceptances outstanding ...............................  2155         1,267   9.
10. Intangible assets (from Schedule RC-M) .....................................................  2143        72,719  10.
11. Other assets (from Schedule RC-F) ..........................................................  2160       157,570  11.
12. Total assets (sum of items 1 through 11) ...................................................  2170    11,212,532  12.
                                                                                                 ----------------------

____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  MANUFACTURERS AND TRADERS TRUST COMPANY                        CALL DATE:   3/31/97  ST-BK: 36-1300  FFIEC 13
Address:              ONE M&T PLAZA                                                                                       PAGE RC-2
City, State   Zip:    BUFFALO, NY 14203-2399
FDIC Certificate No.: 00588
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                       0 0 5 8 8

Schedule RC--Continued

                                                                                                -----------------
                                                                    Dollar Amounts in Thousands RCFD Bil Mil Thou
----------------------------------------------------------------------------------------------- -----------------
LIABILITIES                                                                                     //////////////////
13. Deposits:                                                                                   //////////////////

    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) ..... RCON 2200 8,130,721  13.a.
                                                                -----------------------------
       (1) Noninterest-bearing(1) ................................ RCON 6631     1,190,789     //////////////////   13.a.(1)
       (2) Interest-bearing ...................................... RCON 6636     6,929,932     //////////////////   13.a.(2)
                                                                -----------------------------
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,       //////////////////
       part II) .............................................................................. RCFN 2200  225,440   13.b.
                                                                -----------------------------
       (1) Noninterest-bearing ................................... RCFN 6631            0      //////////////////   13.b.(1)
       (2) Interest-bearing ...................................... RCFN 6636      225,440      //////////////////   13.b.(2)
                                                                -----------------------------
14. Federal funds purchased and securities sold under agreements to repurchase................ RCFD 2800 1,525,312  14.
                                                                                               -------------------
15. a. Demand notes issued to the U.S. Treasury ..............................................  RCON 2840   94,547  15.a.
    b. Trading liabilities (from Schedule RC-D) ..............................................  RCFD 3548   52,984  15.b.

16. Other borrowed money (includes mortgage indebtedness and obligations under                  //////////////////
    capitalized leases):                                                                        //////////////////
    a. With a remaining maturity of one year or less .................................... RCFD  2332       105,564  16.a.
    b. With a remaining maturity of more than one year .................................. RCFD  2333         2,396  16.b.
17. Not applicable ...........................................................................  //////////////////
18. Bank's liability on acceptances executed and outstanding ............................ RCFD  2920         1,267  18.
19. Subordinated notes and debentures(2) ................................................ RCFD  3200       175,000  19.
20. Other liabilities (from Schedule RC-G) .............................................. RCFD  2930       191,502  20.
21. Total liabilities (sum of items 13 through 20) ...................................... RCFD  2948    10,494,733  21.
22. Not applicable ...........................................................................  //////////////////
EQUITY CAPITAL                                                                                  //////////////////
23. Perpetual preferred stock and related surplus ....................................... RCFD  3838             0  23.
24. Common stock ........................................................................ RCFD  3230       120,635  24.
25. Surplus (exclude all surplus related to preferred stock)............................. RCFD  3839        87,524  25.
26. a. Undivided profits and capital reserves ........................................... RCFD  3632       520,005  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ........... RCFD  8434       (10,365) 26.b.
27. Cumulative foreign currency translation adjustments ................................. RCFD  3284             0  27.
28. Total equity capital (sum of items 23 through 27) ................................... RCFD  3210       717,799  28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21        //////////////////
    and 28) ............................................................................. RCFD  3300    11,212,532  29.
                                                                                               -------------------


Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that                               RCFD      Number
    best describes the most comprehensive level of auditing work performed                                -----------------
    for the bank by independent external auditors as of any date during 1996 ...................... RCFD  6724   2  M.1.
                                                                                                          -----------------

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)
------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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